UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 3, 2026

Date of Report (Date of earliest event reported)

EYEONIX AIQ, INC. (EAIQ)

(Exact name of registrant as specified in its charter)

WY	000-54457	83-4100110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N Gould Street #60224, Sheridan, WY	82801
(Address of principal executive offices)	(Zip Code)

(727) 692-3348

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrants Business and Operations

Item 8.01 Other Events.

On October 30, 2026, Eyeonix MedAIQ, Inc., a Wyoming corporation and wholly owned subsidiary of Eyeonix AIQ, Inc. (the “Company”), entered into a Memorandum of Understanding (the “MOU”) with Eyeonix S.A., a company organized under the laws of Greece (“Eyeonix Greece”), regarding the proposed acquisition of the source code for the software known as COMMAND HEALGRID (the “Asset”), which was developed by Eyeonix Greece.

Under the proposed transaction, Eyeonix Greece would transfer to Eyeonix MedAIQ all of its rights in the Asset, and Eyeonix MedAIQ would assume responsibility for the Asset’s ongoing development. As consideration, the Company would issue to Eyeonix Greece 30,600,000 shares of its common stock.

The transaction is expected to finalize in this calendar year.

Forward-looking statements. This report contains forward-looking statements about the proposed transaction, including its terms, timing and completion. These statements involve risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update them except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEONIX AIQ, INC.
(Registrant)

Date: 11/03/2026	By:	/s/ George Athanasiadis
	Name:	George Athanasiadis
	Title:	CEO/Director